Exhibit 3.3

CERTIFICATE OF FORMATION

OF

KC DEVELOPMENT, LLC

This Certificate of Formation for KC Development, LLC is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Sections 18-101, et seq.).

1.             The name of the limited liability company formed hereby is KC Development, LLC (the “Company”).

2.             The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801.  The name of the registered agent of the Company at such address is The Corporation Trust Company.

3.  This Certificate of Formation and the Formation of KC Development, LLC shall be effective as of May 30, 2003.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of KC Development, LLC this 27 day of May, 2003.

/s/ Eva M. Kripalani
Eva M. Kripalani

Senior Vice President, General Counsel and

Corporate Secretary